Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Spine Reports Fourth Quarter and Full Year 2018 Financial Results

Secures Additional $30M Financing Commitment from Squadron Capital

CARLSBAD, Calif., March 7, 2019 – Alphatec Holdings, Inc. (“ATEC” or the “Company”) (Nasdaq: ATEC), today announced financial results and operating highlights for the fourth quarter and full year ended December 31, 2018.  The Company also announced that it has secured an additional $30 million financing commitment from Squadron Capital to fund continued growth initiatives.

Fourth Quarter and Full Year 2018 Financial Highlights

	Quarter Ended December 31, 2018	Year Ended December 31, 2018

Total revenue	$ 25.3 million	$91.7 million
U.S. product revenue	$ 23.1 million	$ 83.7 million
U.S. gross margin	71.6%	75.0%
Operating expenses	$ 24.3 million	$ 85.7 million
Non-GAAP operating expenses	$ 20.1 million	$ 77.2 million
Loss from operations	$(7.7) million	$ (22.4) million
Non-GAAP Adjusted EBITDA	$(1.7) million	$(7.1) million

Organizational, Commercial, and Product Highlights

•	Received FDA 510(k) clearance for 12 products
•	Released 12 products for alpha evaluation
•	Acquired SafeOp Surgical, Inc. and received 510(k) clearance for the SafeOp advanced neuromonitoring system
•	Made significant progress transforming the salesforce, generating nearly 30% year-over-year revenue growth from strategic distribution partners
•	Increased revenue per distributor by approximately 20% while reducing total number of distributors by approximately 20%
•	Doubled new surgeon revenue in 2018
•	Continued the Company’s organizational and cultural transformation, hiring nearly 45% of the current ATEC team in 2018, the vast majority of which are focused on the product and technology pipeline

“2018 was a pivotal year for ATEC.  We began to build a strong foundation through our 12 new alpha product releases, development of unprecedented neuromonitoring technology, and the transformation of the cultural mindset of our organization,” said Pat Miles, Chairman and Chief Executive Officer.  “Our revenue in the fourth quarter accelerated at a double-digit rate on both a sequential and year-over-year basis. This is the result of sales channel improvements, and does not yet reflect the impact of our product portfolio enhancements. We expect the clinical distinction of these new solutions will continue to drive accelerated surgeon adoption and attract an even greater number of high-caliber distributors.”

Comparison of 2018 to 2017 Financial Results

U.S. product revenue for the fourth quarter 2018 was $23.1 million, up 10% compared to $20.9 million in the fourth quarter 2017. U.S. product revenue for the full year 2018 was $83.7 million, down 4% compared to $86.9 million in the full year 2017, attributed to the transition or discontinuation of legacy, non-strategic distribution.  For the full year 2018, revenue from strategic distribution grew $14.8 million, or 29%, while revenue from legacy distribution decreased $18.2 million, or 51%.  Revenue growth generated by strategic distributors is increasingly offsetting the revenue impacts associated with transitioning or discontinuing legacy distributor relationships.

U.S. gross profit and gross margin for the fourth quarter 2018 were $16.5 million and 71.6%, respectively, compared to $16.0 million and 76.6%, respectively, for the fourth quarter 2017.  U.S. gross profit and gross margin the full year 2018 were $62.7 million and 75.0%, respectively, compared to $66.6 million and 76.6%, respectively, for the full year 2017.  U.S. gross margin was pressured in 2018 by increased excess and obsolete inventory expense related to legacy products.  Gross profit and gross margin reflect the reclassification of instrument depreciation from cost of sales to selling, general, and administrative expenses for both 2018 and 2017. The reclassification of depreciation expense was $5.3 million for 2018 and $5.9 million for 2017.

Total operating expenses for the fourth quarter 2018 were $24.3 million, reflecting an increase of $4.0 million compared to $20.3 million in the fourth quarter 2017.  Total operating expenses for the full year 2018 were $85.7 million, reflecting an increase of $8.5 million compared to $77.2 million in the full year 2017.

On a non-GAAP basis, excluding restructuring charges, stock-based compensation, transaction-related expenses, litigation-related expenses, and fair value adjustments, and one-time gains, total operating expenses in the fourth quarter 2018 increased to $20.1 million from $17.5 million in 2017, and increased to $77.2 million for the full year 2018 from $71.6 million in 2017.  These increases are attributed to increased investments in organic product development, the support of new product launches, and investment in the sales channel. Total operating expenses reflect the reclassification of instrument depreciation from cost of sales to selling, general, and administrative expenses for both 2018 and 2017. The reclassification of depreciation expense was $5.3 million for 2018 and $5.9 million for 2017.

Operating loss for the fourth quarter 2018 was $7.7 million, compared to a loss of $3.6 million for the fourth quarter 2017, of which $1.7 million was attributed to an increase in restructuring and litigation-related expenses.  Operating loss for the full year 2018 was $22.4 million, compared to a loss of $9.0 million for the full year 2017, of which $6.7 million was attributed to an increase in stock-based compensation and litigation-related expenses.

Non-GAAP Adjusted EBITDA in the fourth quarter was a loss of $1.7 million, compared to income of $1.3 million in the fourth quarter 2017.  Non-GAAP Adjusted EBITDA in the full year 2018 was a loss of $7.1 million, compared to income of $4.1 million in the full year 2017.  For more detailed information, please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures,” that follows.

Current and long-term debt includes $35.0 million in term debt and $11.0 million outstanding under the Company’s revolving credit facility at December 31, 2018.  This compares to $32.4 million in term debt and $10.3 million outstanding under the Company’s revolving credit facility at December 31, 2017.

Cash and cash equivalents were $29.1 million at December 31, 2018, compared to $22.5 million reported at December 31, 2017.

Expanded Credit Facility

On March 7, 2019, ATEC secured a commitment of up to $30 million in additional secured financing from Squadron Medical Finance Solutions.  This capital will be made available under the same material terms and conditions as the existing term loan with Squadron, subject to customary closing conditions

In connection with this additional commitment, ATEC will issue warrants to Squadron to purchase 4.8 million shares of ATEC common stock at an exercise price of $2.17 at the time of the first draw under the credit facility.

ATEC expects this transaction to close before the end of March 2019.

“We are pleased to again be partnering with Squadron, a well-informed, long-term strategic investor. Squadron has consistently proven to be a strong supporter of the ATEC team and our vision, " said Jeff Black, ATEC Chief Financial Officer. “We anticipate that this financing will allow us to execute our business and fund our growth initiatives into the second half of 2020.  Importantly, with this financing, we can continue our focus on unlocking value through new innovative technologies and partnerships."

2019 Financial Outlook

Alphatec expects total 2019 revenue between $98.0 million and $103.0 million, with U.S. product revenue between $94.0 million and $98.0 million, reflecting U.S. revenue growth of 13% to 17% compared to 2018.

Investor Conference Call

Alphatec will host a live webcast and audiocast of the conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. The webcast will be available at  https://edge.media-server.com/m6/p/345xttxs.  The audiocast will be available domestically at (877) 556-5251 and internationally at (720) 545-0036. The conference ID number is 8267309.  During today’s conference call, management will be referring to a supplemental presentation that will be available on the Investors section of the Company’s website and as part of the live webcast.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company that designs, develops and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma.  The Company's mission is to improve lives by providing innovative spine surgery solutions through the relentless pursuit of superior outcomes.  The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.atecspine.com.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures such as Adjusted EBITDA. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss), excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as sale of assets, settlement gains, impairments, restructuring expenses, severance expenses, fair market value adjustments, and transaction-related expenses. The Company believes that non-GAAP Adjusted EBITDA provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. For completeness, management uses non-GAAP Adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable financial measure.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty.  Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements.  Forward-looking statements include the references to the Company’s 2019 revenue and growth outlook, planned commercial launches and product introductions, the Company’s strategy in significantly repositioning the ATEC brand, turning the Company into a growth organization and creating future market disruption, and the Company’s future ability to finance its operations. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the OrthoTec LLC settlement agreement.  The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen

Investor Relations

(760) 494-6790

ir@atecspine.com

Company Contact:

Jeff Black

Chief Financial Officer

Alphatec Holdings, Inc.

ir@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenues:
Revenue from U.S. products	$23,050	$20,949	$83,656	$86,925
Revenue from international supply agreement	2,293	5,334	8,038	14,814
Total revenues	25,343	26,283	91,694	101,739
Cost of revenues	8,771	9,589	28,457	33,517
Gross profit	16,572	16,694	63,237	68,222

Operating expenses:
Research and development	3,032	1,437	9,984	4,920
Sales, general and administrative	18,881	18,230	72,509	69,959
Litigation-related expenses	1,540	155	5,683	308
Amortization of intangible assets	187	172	738	688
Transaction-related expenses	4	-	1,550	-
Gain on settlement	-	-	(6,168)	-
Restructuring expenses	623	308	1,381	2,206
Gain on sale of assets	-	-	-	(856)
Total operating expenses	24,267	20,302	85,677	77,225
Operating loss	(7,695)	(3,608)	(22,440)	(9,003)
Other income (expense):
Interest and other expense, net	(1,956)	(1,938)	(7,139)	(7,615)
Loss on debt extinguishment	(590)	-	(590)	-
Gain on change of fair value of warrant	-	12,044	-	12,044
Total other expense, net	(2,546)	10,106	(7,729)	4,429
Loss from continuing operations before taxes	(10,241)	6,498	(30,169)	(4,574)
Income tax (benefit) provision	336	(91)	(1,361)	(34)
Loss from continuing operations	(10,577)	6,589	(28,808)	(4,540)
Loss from discontinued operations	(51)	2,466	(167)	2,246
Net loss	$(10,628)	$9,055	$(28,975)	$(2,294)
Recognition of beneficial conversion feature - Series B Preferred Stock	-	-	(13,488)	-
Net loss attributable to common shareholders	$(10,628)	$9,055	$(42,463)	$(2,294)

Net loss per share, basic:
Continuing operations	$(0.24)	$0.39	$(0.82)	$(0.36)
Discontinued operations	(0.00)	0.14	(0.00)	0.18
Net loss per share, basic	$(0.25)	$0.53	$(1.20)	$(0.18)
Shares used in calculating basic net loss per share
Shares used in calculating basic net loss per share	43,201	17,062	35,315	12,788

Stock-based compensation included in:
Cost of revenue	22	13	73	40
Research and development	290	(33)	482	206
Sales, general and administrative	1,550	2,332	4,749	3,735
	$1,862	$2,312	$5,304	$3,981

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash	$29,054	$22,466
Accounts receivable, net	15,095	14,822
Inventories, net	28,765	27,292
Prepaid expenses and other current assets	2,380	1,767
Current assets of discontinued operations	242	131
Total current assets	75,536	66,478

Property and equipment, net	13,235	12,670
Goodwill	13,897	-
Intangibles, net	26,408	5,248
Other assets	347	208
Noncurrent assets of discontinued operations	54	56
Total assets	$129,477	$84,660

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,399	$3,878
Accrued expenses	22,316	22,246
Current portion of long-term debt	3,276	3,306
Current liabilities of discontinued operations	621	312
Total current liabilities	30,612	29,742

Total long term liabilities	57,688	57,973
Redeemable preferred stock	23,603	23,603
Stockholders' equity (deficit)	17,574	(26,658)
Total liabilities and stockholders' equity (deficit)	$129,477	$84,660

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues by source
Revenue from U.S. products	$23,050	$20,949	$83,656	$86,925
Revenue from international supply agreement	2,293	5,334	8,038	14,814
Total revenues	$25,343	$26,283	$91,694	$101,739

Gross profit by source
Revenue from U.S. products	$16,510	$16,041	$62,740	$66,598
Revenue from international supply agreement	62	653	497	1,624
Total gross profit	$16,572	$16,694	$63,237	$68,222

Gross profit margin by source
Revenue from U.S. products	71.6%	76.6%	75.0%	76.6%
Revenue from international supply agreement	2.7%	12.2%	6.2%	11.0%
Total gross profit margin	65.4%	63.5%	69.0%	67.1%

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands - unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Operating expenses	24,267	20,302	85,677	77,225
Adjustments:
Stock-based compensation	(1,840)	(2,299)	(5,231)	(3,941)
Contingent consideration fair value adjustment	(200)	-	(846)	-
Litigation-related expenses	(1,540)	(155)	(5,683)	(308)
Restructuring	(623)	(308)	(1,381)	(2,206)
Transaction-related expenses	(4)	-	(1,550)	-
Gain on settlement	-	-	6,168	-
Gain on sale of assets	-	-	-	856
Non-GAAP operating expenses	$20,060	$17,540	$77,154	$71,626

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Operating loss, as reported	$(7,695)	$(3,608)	$(22,440)	$(9,003)
Add back:
Depreciation	1,597	1,959	6,051	6,793
Amortization of intangible assets	187	172	738	688
Total EBITDA	(5,911)	(1,477)	(15,651)	(1,522)

Add back significant items:
Stock-based compensation	1,862	2,312	5,304	3,981
Contingent consideration fair value adjustment	200	-	846	-
Litigation-related expenses	1,540	155	5,683	308
Restructuring	623	308	1,381	2,206
Transaction-related expenses	4	-	1,550	-
Gain on settlement	-	-	(6,168)	-
Gain on sale of assets	-	-	-	(856)

Adjusted EBITDA	$(1,682)	$1,298	$(7,055)	$4,117